Translation from Norwegian

          APOTHEKERNES LABORATORIUM A.S.


          Ingrid Wiik                             Oslo, October 5, 1989
          President

          Here



          RE.  EMPLOYMENT CONTRACT

          As an addition to your terms of employment (Employment Contract dated July 5, 1983 with subsequent amendments), the following shall apply:

          "In the event APOTHEKERNES LABORATORIUM A.S. were to undertake organizational and/or appointment changes, or other significant changes of your working conditions/sphere of responsibilities, which you do not wish to accept, and consequently wish to terminate your employment with the company, you shall be entitled to receive salary and other benefits for a period of 18 months counting from the time that said situation arose. It is presupposed that you give due notice thereof, not later than 30 days following the notification to you of the decision to undertake any such changes. The above-stated terms shall also apply if you should withdraw from your position at the company's request, unless the company were to have just cause for dismissal/discharge, in which case your Employment Contract and the provisions of the Working Environment Act shall apply.

          Should you wish professional assistance in connection with your work to find new employment, the company will provide external consultancy services and cover the costs thereof.

          Kindly confirm our common understanding by returning the enclosed copy, duly signed.

          Yours sincerely

          E. W. Sissener (signed)
          President



          Confirmed:
          Oslo, October 9, 1989

          Ingrid Wiik (signed)